UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2024

OCCIDENTAL PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.20 par value	OXY	New York Stock Exchange
Warrants to Purchase Common Stock, $0.20 par value	OXY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2024, the Board of Directors (the “Board”) of Occidental Petroleum Corporation (the “Company”) approved and adopted, effective immediately, the Company’s Amended and Restated By-laws (as amended and restated, the “By-laws”). The amendments to the By-laws, among other things:

•
Modify the By-laws to align with the Delaware General Corporation Law as a result of recent amendments, including provisions related to meetings held by remote communications, stockholder meeting adjournments, accessing the Company’s stockholder list, various procedural mechanics regarding Board and stockholder notice requirements, Board action by consent, and authorizations to sign stock certificates;

•
Remove a provision related to stockholder special meeting requests to no longer provide that the Board's determination as to whether a stockholder satisfied the requirements for calling a special meeting is “conclusive and binding”;

•	Update procedural and disclosure requirements for stockholder-submitted nominations and/or other business proposals, including, among other things, to:

o
require that a stockholder’s notice include additional informational requirements, including information from individuals who control stockholders that are entities and, in the case of a nomination, a completed and signed nominee questionnaire, and that certain information be updated as of the meeting’s record date,

o
provide the timing to submit additional nominations if the number of directors to be elected at an annual meeting is increased after the original nomination window closes and the Company does not publicly announce the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, and

o
require any stockholder submitting a nomination notice to make a representation as to whether such stockholder will solicit proxies (i) in support of its director nominees in accordance with the Securities and Exchange Commission’s “universal proxy card” rules, and (ii) in the case of proposal of other business, whether such stockholder intends to solicit proxies from at least the percentage of the Company’s shares required to carry the proposal and, in each case, to provide evidence of such solicitation;

•	Revise certain requirements related to stockholder meetings, including to clarify what constitutes a “contested election”;

•
Remove the requirement that an incumbent director resign following an uncontested election in which the director did not receive support from a majority of votes cast (which provision has been modified and incorporated into the Company’s Corporate Governance Policies);

•	Require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white; and

•
Amend certain portions of the indemnification provisions to provide that the Company shall advance the payment of expenses to any person entitled to indemnification under the By-laws, provide that the Company shall only indemnify a director or officer for actions initiated by such director or officer if the Board authorizes or ratifies such proceeding, acknowledge that if a claim under the indemnification and expense advancement provisions of the By-laws is not paid in full by the Company after a certain time period, the indemnified person may bring suit against the Company to recover the unpaid amount, and provide that the Company may, but is no longer required to, grant rights to indemnification and advancement of expenses to any employee or agent of the Company to the same extent that such rights are granted to directors and officers of the Company.

In addition, certain other technical, ministerial, clarifying and conforming changes were made to the By-laws. The foregoing description is qualified in its entirety by reference to the full text of the By-laws, a copy of which is filed hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated By-laws of Occidental Petroleum Corporation as of November 6, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2024	OCCIDENTAL PETROLEUM CORPORATION

	By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President, Chief Compliance Officer and Corporate Secretary